SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 and 15(d) of the
                         Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  September 27, 1997


                                U.S. ENERGY CORP.
              Exact Name of Registrant as Specified in its Charter)

        WYOMING                          0-6814               83-0205516
-----------------------------       ---------------       ----------------------
(State or other                      (Commission            (I.R.S. Employer
jurisdiction of                      File No.)              Identification No.)
incorporation)


Glen L. Larsen Building
877 North 8th West
Riverton, WY                                                     82501
------------------------------------------------------     ---------------------
(Address of Principal Executive Offices)                       (Zip Code)


Registrant's telephone number, including area code:  (307) 856-9271


                                 NOT APPLICABLE
--------------------------------------------------------------------------------
               (Former Name, Former Address or Former Fiscal Year,
                          if Changed From Last Report)




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ITEM 5  Other Events

a) As was announced previously, former U. S. Senator Alan K. Simpson, R-WY, was elected to the Board of Directors of Registrant on April 17, 1997. Since then it was decided to create an Advisory Board and Senator Simpson resigned as a member of the Board and became the Chairman and member of the Advisory Board of Registrant U.S. Energy Corp. on September 27, 1997.

b) In the pending appeal involving the arbitration/litigation matter between Registrant and its subsidiary Crested Corp. as plaintiffs and Nukem, Inc. and its wholly-owned subsidiary Cycle Resource Investment Corporation ("CRIC") as defendants, it was reported previously that Nukem/CRIC filed an amended notice of appeal of the Second Amended Judgment entered on or about June 27, 1997. In the Second Amended Judgment, the U. S. District Court of Colorado ordered that in addition to the net monetary award to plaintiffs, the rights Nukem has to purchase uranium from the Commonwealth of Independent States, formerly part of the Soviet Union ("CIS"), the uranium acquired pursuant to those rights and the profits therefrom were IMPRESSED WITH A CONSTRUCTIVE TRUST in favor of SMP. Nukem was required by the District Court to post a supersedeas bond in the amount of $8,613,600 to cover the monetary portion of the Court's judgment in favor of Registrant and Crested against Nukem/CRIC. The District Court refused to increase the supersedeas bond to cover the value of the CIS contracts because the Arbitration Panel did not value such equitable relief granted to plaintiffs Registrant and Crested. Consequently, Registrant and Crested filed a motion before the Tenth Circuit Court of Appeals ("10th CCA") to increase the supersedeas bond to cover the value of the CIS contracts. Defendants Nukem/CRIC filed response and a motion to again remand the case to the Arbitration Panel. Plaintiffs Registrant and Crested filed a response to that request and a motion for sanctions against Nukem/CRIC. On November 12, 1997, two judges of the 10th CCA entered an order denying plaintiffs' motion to increase the supersedeas bond and denied Nukem/CRIC's cross-motion for remand to the Panel of certain issues on appeal. In plaintiffs' motion for sanctions, the Court denied the motion without prejudice which will allow plaintiffs to renew the motion in the brief on the merits. Defendants Nukem/CRIC (appellants in the appeal) are required to file their opening brief before the 10th CCA on or before December 12, 1997. Plaintiffs Registrant and Crested (appellees in the appeal) have thirty days thereafter to file their responsive brief. Appellants may file a reply brief within 14 days after appellees' brief and no further briefs may be filed except with leave of the Court. Oral argument before the Court will generally be allowed with few exceptions and a written decision will be entered thereafter.


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                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                 U. S. ENERGY CORP.



Dated:  November 19, 1997                   By:    /s/  Max T. Evans
                                                 -------------------------------
                                                 Max T. Evans, Secretary


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